UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 7, 2025, the U.S. Department of Justice (the “DOJ”) along with the Attorneys General of Maryland, Illinois, New Jersey, and New York (collectively, the “States”) filed a proposed final judgment (the “Proposed Final Judgment”) with the U.S. District Court for the District of Maryland (the “Court”). The Proposed Final Judgment was agreed to by Amedisys, Inc. (“Amedisys”) and UnitedHealth Group Incorporated (“UnitedHealth Group”). The Proposed Final Judgment would, if approved, resolve the DOJ’s and the States’ opposition to the previously announced merger transaction (the “Merger”) contemplated under the Agreement and Plan of Merger, dated June 26, 2023 (as modified by the waiver dated December 26, 2024, the “Merger Agreement”), by and among UnitedHealth Group, Aurora Holdings Merger Sub Inc., a wholly owned subsidiary of UnitedHealth Group, and Amedisys. The Proposed Final Judgment would, if approved, require the parties to, among other things, carry out certain divestitures within 75 days of the Court’s entry of an Asset Preservation/Hold Separate Stipulation and Order or within 60 days of receipt of all necessary merger clearances under Indiana and West Virginia law, whichever is later. The Proposed Final Judgment is subject to judicial approval under the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16, for the limited purpose of determining whether the Proposed Final Judgment is in the public interest. Completion of the Merger remains subject to certain conditions to the closing of the transactions contemplated by the Merger Agreement, as specified therein.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include projections as to the anticipated benefits of the Merger as well as statements regarding the impact of the Merger on UnitedHealth Group’s and Amedisys’ business and future financial and operating results, the amount and timing of synergies from the Merger and the closing date for the Merger.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Amedisys’ business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Amedisys’ control. Amedisys’ actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, among other things, (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the Merger on the anticipated terms or by the end of the Waiver Period (as defined in the waiver dated December 26, 2024), (2) the inability to complete the Merger due to the failure to satisfy all of the conditions to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the Merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) the effect of the pendency of the Merger on Amedisys’ ability to maintain relationships with its patients, payers and providers and retain its management and key employees, (4) costs related to the Merger, (5) the diversion of management’s time and attention from ordinary course business operations to completion of the Merger and integration matters, (6) the risk of litigation or regulatory action related to the Merger, including among other things, the lawsuit filed by the DOJ, and (7) the inability to complete contemplated divestitures, due to failure to satisfy all of the conditions to closing in a timely manner or at all. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in UnitedHealth

Group’s and Amedisys’ respective filings with the U.S. Securities and Exchange Commission (“SEC”), including the risk factors discussed in Amedisys’ most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement made in this communication is based only on information currently available to Amedisys and speaks only as of the date on which it is made. Amedisys undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You are cautioned not to rely on Amedisys’ forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Richard Ashworth
Richard Ashworth President and Chief Executive Officer

DATE: August 7, 2025